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                                                               EXHIBIT 21.1


                      SUBSIDIARIES OF THE REGISTRANT



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
Plumtree Software GmbH........................................... Switzerland
Plumtree Software PTE Limited.................................... Singapore
Plumtree Software PTY Limited.................................... Australia
Plumtree Software Limited........................................ Hong Kong
Plumtree Software Limited........................................ Korea
Plumtree Portal Software Limited................................. United Kingdom
Plumtree Software AB............................................. Sweden
Plumtree Software GmbH........................................... Germany
Plumtree Software EURL........................................... France
Plumtree Software BV............................................. Netherlands
Plumtree Software KK............................................. Japan
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